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                                SECOND AMENDMENT
                                     TO THE
                            STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT to the Stock Purchase Agreement dated March 28, 1997, as amended (the "STOCK PURCHASE AGREEMENT") by and between Mercury Finance Company, a Delaware corporation ("SELLER") and Frontier Insurance Group, Inc., a Delaware corporation ("BUYER"), is made and entered into this 3rd day of June, 1997.

         WHEREAS, Buyer and Seller have agreed to amend certain terms of the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. AMENDMENT TO SECTION 2.2. Section 2.2(b)(i) is hereby amended to read in its entirety as follows:

                  (i) (A) $81,629,625, representing 90% of the Aggregate Consideration, less $1,170,375, (the "NET AMOUNT") to be paid by Buyer to ITT Industries, Inc. under the letter agreement between Buyer and Seller dated March 28, 1997 in accordance with Seller's instructions thereunder, by wire transfer of immediately available funds to a segregated bank account designated by Seller (the "SEGREGATED ACCOUNT") and (B) $9,200,000, representing 10% of the Aggregate Consideration, by wire transfer of immediately available funds to an account designated by Harris Trust and Savings Bank (the "ESCROW AGENT") in writing to be held and released pursuant to the terms of an escrow agreement by and among Seller, Buyer and the Escrow Agent, in the form attached hereto as Exhibit A (the "ESCROW AGREEMENT").

         2. SECTION 5.7. The Stock Purchase Agreement is hereby amended by adding the following Section 5.7:

                  5.7. Segregated Account. (a) Seller shall hold the funds in the Segregated Account and shall not commingle the funds with other assets or apply the funds to liabilities or obligations of Seller until the earlier to occur of the Opinion Delivery Date (as defined in the Escrow Agreement) or the date of the Additional Deposit (as defined in the Escrow Agreement).

                  (b) In the event that the Opinion Delivery Date has not occurred on or before July 14, 1997, Seller hereby agrees to deposit immediately with the Escrow Agent the Additional Deposit (as defined in the Escrow Agreement).



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                  (c) The Threshold Amount and Ceiling Amount shall not apply to any claims for breach of this Section 5.7.

         3. NO OTHER AMENDMENT; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Stock Purchase Agreement, as amended by the First Amendment to the Stock Purchase Agreement dated May 29, 1997 by and between Seller and Buyer, are and shall remain in full force and effect.

         4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. GOVERNING LAW. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said state.

         6. DEFINITIONS. All capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.


                                    *   *   *


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FRONTIER INSURANCE GROUP, INC.             MERCURY FINANCE COMPANY

By:                                        By:
    ------------------------------            -----------------------------


Its:                                       Its:
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